Exhibit 32

President's Written Certification

Of Financial Statements

Pursuant to 18 U.S.C. Statute 1350

Pursuant to 18 U.S.C. Statute 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, the undersigned hereby certifies in his capacity as president of BKF Capital Group, Inc. (the "Company") that

(a)	the Quarterly Report of the Company on Form 10-Q for the period ended March 31, 2015 fully complies with the requirements of Section 13(a) of the Securities Exchange Act of 1934, and

(b)	the information contained in such report fairly presents, in all material respects, the financial condition of the Company at the end of such period and the results of operations of the Company for such period.

Dated: May 13, 2015

/s/ Steven N. Bronson
Steven N. Bronson, Principle Executive Officer